UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2025

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-0950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

As previously reported on a Current Report Form 8-K dated December 23, 2024, on December 19, 2024, Professional Diversity Network, Inc. (the “Company”) entered into a stock purchase agreement (the “Agreement”) with Aurous Vertex Limited (the “Investor”), a British Virgin Islands company, in connection with the purchase by the Investor of 2,500,000 shares of common stock of the Company (the “Common Stock”). The closing of the transaction took place on December 23, 2024 (the “Initial Closing”). Pursuant to the Agreement and subject to the conditions outlined in the Agreement, the Investor has an option to purchase an additional 1,000,000 shares of Common Stock (the “Second Closing Shares”) at a subsequent closing (the “Second Closing”).

Pursuant to the Agreement, the Investor may elect to exercise this option by delivering written notice to the Company at any time (a) after the Company has received the requisite stockholder approval (the “Stockholder Approval”) of the issuance and sale of the Second Closing Shares under applicable listing rules of the Nasdaq Stock Market, and (b) on or before the later of (i) the 90th day following the Initial Closing and (ii) the 10th day following the receipt of Stockholder Approval, but in no event after June 30, 2025. The purchase price per share of the Second Closing Shares will be the lesser of (a) $0.60 per share and (b) the closing price of the Common Stock on the date that Investor delivers its written notice to the Company of its election to purchase the Second Closing Shares as described above.

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing is only a brief description of the material terms of the Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

On February 25, 2025, the Investor delivered a Written Notice to the Company exercising its option to purchase the Second Closing Shares at a purchase price per share of $0.3385, the closing price of the Company’s Common Stock on February 25, 2025.

On March 7, 2025, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, which effects a reverse stock split at a ratio of 10-to-1, effective on March 13, 2025 (the “Reverse Split”).

Upon the satisfaction or waiver of the closing conditions, the Second Closing took place on March 24, 2025 upon the issuance of the Second Closing Shares, as adjusted for the Reverse Split.

The offer and sale of the Second Closing Shares is exempt from registration due to the exemption for offshore transactions found in Regulation S promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and other exemptions from the registration requirements of the Securities Act. The Company relied, in part, upon representations that the Investor was not in the United States at the time of the purchase and is not, and is not acting for the benefit of, a U.S. Person as defined in Rule 902(k) under Regulation S under the Securities Act.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.    Description

10.1	Stock Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 23, 2024)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: March 25, 2025	/s/ Adam He
Adam He, Chief Executive Officer